UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2019

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, NC 27604
(Address of principal executive offices) (Zip Code)
919-872-4924
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 par value, of Highwoods Properties, Inc.	HIW	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Highwoods Properties, Inc. previously announced that Edward J. Fritsch, 60, will retire as Chief Executive Officer and member of the Company’s Board of Directors effective September 1, 2019. Theodore J. Klinck, 53, who currently serves as President, will assume the role of Chief Executive Officer and director upon Mr. Fritsch’s retirement.

Effective September 1, 2019, Mr. Klinck’s annual base salary will be increased from $457,980 to $625,000 and his target annual incentive percentage under our annual non-equity incentive program will be increased from 95% to 130%. On or about September 1, 2019, Mr. Klinck will also receive an additional grant of long-term equity incentive awards valued at approximately $300,000. The mix of such awards will be 50% in time-based restricted stock and 50% in total return-based restricted stock. The shares of time-based restricted stock will vest ratably on an annual basis generally over a four-year term. With respect to shares of total return-based restricted stock to be granted to Mr. Klinck, the historical total return period will be the same as shares of total return-based restricted stock granted on March 1, 2019 and dividends will accumulate and be payable only if and to the extent the shares vest. Beginning in 2020, Mr. Klinck will be eligible to receive long-term equity incentive awards in amount equal to 275% of his annual base salary.

Mr. Fritsch is eligible to retire under our retirement plan pursuant to which he is entitled to receive a pro rata amount of the annual non-equity incentive compensation earned during the year of retirement and stock options and time-based restricted stock will be non-forfeitable and vest according to the terms of their original grants. Mr. Fritsch will also be entitled to retain any total return-based restricted stock that subsequently vests after the retirement date according to the terms of their original grants. See our 2019 proxy statement for estimated information regarding the benefits Mr. Fritsch would have received had he retired as of December 31, 2018. Because Mr. Fritsch previously met the age and service eligibility requirements under the retirement plan, 100% of his annual long-term equity incentive awards were expensed at the grant date as if fully vested.

Mr. Fritsch has also agreed to provide consulting services for two years after his retirement and the Company has agreed to reimburse Mr. Fritsch for the costs of health plan coverage for he and his family until he becomes eligible for Medicare. Such consulting fees and health plan reimbursements are projected to aggregate $700,000, which will be required under GAAP to be recorded in the third quarter of 2019.

We expect to record an aggregate of approximately $3.0 to $4.0 million of general and administrative expenses during the third and fourth quarters of 2019 relating to Mr. Fritsch’s retirement and severance and other one-time costs expected to be incurred as a result of the Company’s announced plan to exit the Greensboro and Memphis markets and close its division offices. In addition, because the Company will now classify all of its assets in Greensboro and Memphis as non-core, the Company anticipates recording land impairment charges of $2.5 to $4.0 million relating to land held for office development in Greensboro during the third quarter of 2019. See also “Item 8.01. Other Events.”

Item 7.01.	Regulation FD Disclosure.

Pursuant to a press release dated August 21, 2019, we announced a series of planned investment activities. A copy of the press release is furnished as Exhibit 99 hereto and incorporated herein by reference.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On August 21, 2019, the Company announced a series of planned investment activities. First, the Company has agreed to acquire Bank of America Tower at Legacy Union in Charlotte’s uptown CBD submarket for a total investment of $436 million. Bank of America Tower at Legacy Union is a trophy, LEED gold-registered office building encompassing 841,000 square feet with structured parking that delivers this year. Second, the Company has a two-phased plan to exit the Greensboro and Memphis markets. The first phase consists of selling a select portfolio of assets in Greensboro and Memphis by mid-2020 with a total sales price that approximates the $436 million total investment for Bank of America Tower at Legacy Union and closing its division offices. The Company can provide no assurances, however, that it will dispose of any of these assets on favorable terms, or at all, because the dispositions are subject to the negotiation and execution of definitive and binding purchase and sale agreements, and would then be subject to the buyers’ completion of satisfactory due diligence and other customary closing conditions. The second phase is the planned sale of the remaining assets in both markets. There is no pre-determined timetable for the second phase.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

99	Press Release dated August 21, 2019

Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the federal securities laws, including statements about the planned acquisition of Bank of America Tower at Legacy Union on the terms described in this report and the planned sales of non-core assets and expected pricing. These statements are distinguished by use of the words “will,” “expect,” “intend,” “plan,” “anticipate” and words of similar meaning. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Factors that could cause actual results to differ materially from the Company’s current expectations include, among others, the following: the closing of the planned acquisition of Bank of America Tower at Legacy Union may not occur on the terms described in this report or at all; buyers may not be available and pricing may not be adequate with respect to the planned dispositions of non-core assets; comparable sales data on which we based our expectations with respect to the sales price of the non-core assets may not reflect current market trends; anticipated G&A expense savings related to the closure of our Greensboro and Memphis division offices may not be realized; the financial condition of our customers could deteriorate; development activity by our competitors in our existing markets could result in excessive supply of properties relative to customer demand; development, acquisition, reinvestment, disposition or joint venture projects may not be completed as quickly or on as favorable terms as anticipated; we may not be able to lease or re-lease second generation space quickly or on as favorable terms as old leases; our markets may suffer declines in economic growth; we may not be able to lease our newly constructed buildings as quickly or on as favorable terms as originally anticipated; unanticipated increases in interest rates could increase our debt service costs; unanticipated increases in operating expenses could negatively impact our NOI; we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or to repay or refinance outstanding debt upon maturity; the Company could lose key executive officers; and others detailed in the Company’s 2018 Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Executive Vice President, General Counsel and Secretary

Dated: August 21, 2019